Exhibit 99.1




                                 NORTH BAY VOICE
                          NORTH BAY BANCORP NEWSLETTER
                                    FALL 2001


Terry L. Robinson, President's Letter - North Bay Bancorp & The Vintage Bank

As most of you undoubtedly know, I currently have two "titles." One title is President & CEO of The Vintage Bank, where my responsibilities focus on customer relations, sales and service delivery and lending. The other title is President & CEO of North Bay Bancorp, the holding company for The Vintage Bank and Solano Bank, where my responsibilities focus on strategic planning, operations management and shareholder relations. In this letter, I have written a section for each title but, to avoid confusion, I identify the title I am wearing at the beginning of each section.

Wearing my North Bay title, I want to discuss the stock of North Bay Bancorp. We now have approximately 1,100 shareholders of record, the majority of whom are residents of the Napa Valley. As a result of last year's secondary stock issue that helped capitalize Solano Bank, we now have approximately 200 shareholders from Solano County. We like the idea of our customers becoming shareholders and vice-versa. Across our nation, customers investing in local, publicly owned community banks have enjoyed the benefits of owning a piece of "their" bank.

North Bay Bancorp stock is currently traded on the OTC Bulletin Board under the symbol NBAN.OB. Shareholders can look up information on stock trades along with bid and ask quotes using any of the popular quotation services available on the Internet. The primary market makers for our stock are Hoefer & Arnett and Wedbush Morgan Securities. These firms typically are in a position to purchase or sell North Bay Bancorp stock in blocks of 100 to 1,000 shares at any point in time. They can be contacted directly or you may purchase or sell stock through these firms using your own broker or investment advisor.

We believe North Bay Bancorp is in a unique position to capitalize on exceptional opportunities. The Vintage Bank has a solid history of excellent profits and is now the sole community bank based in the Napa Valley, a market envied by banks across the country. Solano Bank is the only community bank based in the Vacaville to Benicia corridor of Interstate 80, and Solano is forecast to be the fastest growing county in the Bay Area over the next 20 years. Both banks are ahead of forecasts for growth this year. We believe these factors should ultimately contribute to the profitability of our Company.

Beginning with this issue of the North Bay Voice, we are going to have a permanent section of the newsletter devoted to our stock, with information on recent price and volume activity. Should you have questions or wish to discuss any aspect of an investment in North Bay Bancorp, please call me directly at
(707) 258-3969.

Now, wearing my Vintage Bank title, I am pleased to report progress regarding our future office in St. Helena. Our design was approved by the St. Helena Planning Commission on July 3. As this newsletter goes to press, we have applied for a building permit and are going through the "plan check" process while we obtain bids from subcontractors. Once the building permit is issued, we have scheduled two and one-half months for the construction.

We have received questions and comments regarding the timing of our opening in St. Helena. While the process appears to be going very slowly, I would like to assure our customers, shareholders and prospective customers that the parties involved, including directors, employees, architects, engineers, contractors and subcontractors have been working diligently; I don't know how we could have significantly shortened the process to this point. We now have very detailed plans that should minimize delays and changes during construction. Additionally, both private and public sectors of the St. Helena community have warmly welcomed us and have been very supportive. We provide daily courier service to St. Helena and businesses are opening accounts with us in anticipation of the office being open. When we have a firm date for our opening, we will be publicizing it in every way possible. I anticipate I will be announcing an official opening date in next quarter's newsletter.

Sincerely,
Terry L. Robinson
President & CEO

This letter contains forward-looking statements with respect to the financial condition, results of operation and business of North Bay Bancorp and its subsidiaries. Forward-looking statements include, but are not limited to, statements that relate to or are dependent on estimates or assumptions with respect to descriptions of plans or objectives of management for future operations, products or services and forecasts of future revenues, earnings and other measures of economic performance. Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the Company's control - could cause actual conditions to differ significantly from those described in the forward-looking statements.

Glen C. Terry, President's Letter - Solano Bank

On July 17, 2001 Solano Bank, your bank, celebrated its' one year anniversary with a combined Birthday Party and our fourth artist reception at the Bank's Vacaville headquarters. The artist honored and whose art is currently on display in the Vacaville office is Earl Thollander. Mr. Thollander's nationally known work is definitely worth a viewing trip prior to the expiration of the exhibit on September 30, 2001.

At the date of our one-year anniversary, your Bank had reached nearly $45 million in total assets, including total loans of over $13 million. Solano Bank also maintained customer deposits of more than $36 million and continues to perform better than projected in nearly all financial categories

Solano Bank's strong growth is attributable to the continuing support from shareholders who have opened their personal and business accounts with the Bank and who have encouraged their friends, relatives, and associates to experience quality personalized banking at Solano Bank. If you have opened your accounts already, thank you. If you have not, please stop by any one of the Bank's offices and see how friendly your Bank is. We also welcome referrals of your friends and neighbors and will show them the same warm hospitality that you have come to enjoy.

We are eagerly anticipating the opening of our new Vallejo office in the Target Plaza, across from the new Starbucks Coffee shop. Upon receipt of regulatory approval and following completion of the tenant improvements, we plan to open the office in November of 2001. Many potential customers in the Vallejo market have shared their excitement over our plans and intend to open accounts as soon as the office is opened.

In connection with the Vallejo market, the Board of Directors of Solano Bank has invited long time Vallejo businessman Jack Anthony III to join the Bank's Board. Our parent company's Board has appointed Jack to Solano Bank's board, subject to pending regulatory approval. Jacks' extensive business and personal contacts in the Vallejo and southern Solano County market coupled with his excellent business background make him an ideal and very desirable addition to Solano Bank's Board. Please join your Board of Directors in welcoming Jack as a new Director of Solano Bank.

As we look forward following just over a year of growth and success, we see a bright and shining future for Solano Bank. We continue to earn the reputation as Solano County's pre-eminent community Bank who, thanks to the resources of our holding company, North Bay Bancorp, also competes effectively against our large bank competitors. We continue to see growth opportunities in Solano County, but will focus during the remainder of 2001 and the early part of 2002 on growing our loan, deposit, and customer base rather than branch expansions other than that in Vallejo. As I have stated above, you can support this growth strategy by opening your accounts and referring your friends and associates to the Bank.

Once again, I want to personally thank you, our customers and shareholders, on behalf of the staff of Solano Bank for your confidence, trust, and support. Your trust has allowed us to grow Solano Bank in Solano County and at the same time given each of us an opportunity for the most rewarding professional experience of our lives. We thank you.

Sincerely,
Glen C. Terry
President & CEO


Second Quarter Earnings Release

North Bay Bancorp, holding company for The Vintage Bank and Solano Bank, announced earnings of $621,975, or $.31 per share, for the three months ended June 30, 2001. This compares with earnings of $554,042, or $.28 per share, for the first quarter of 2001, representing a 12% increase. Year-to-date earnings for the six months ended June 30, 2001 were $1,176,017, or $.60 per share, compared to $1,460,226, or $.83 per share, for the first six months of 2000.

Consolidated assets were $311,160,688 as of June 30, 2001, representing a 42% increase from a year earlier. Deposits increased 44% from a year earlier, while loans outstanding increased 22%.

President and CEO Terry Robinson expressed pleasure with the Company's growth and noted that the decline in earnings from the prior year was consistent with the Company's long-term business plan. "Solano Bank opened July 17, 2000. A new bank typically generates losses for one to three years following opening. The losses recorded by Solano Bank are declining and we continue to anticipate that Solano Bank will achieve break-even operations near the end of the first quarter of 2002. We are most pleased with the Company's strong growth while maintaining very high asset quality. Both The Vintage Bank and Solano Bank have significantly exceeded growth expectations for this point in the year."

Stock of North Bay Bancorp is quoted on the Over-The-Counter (OTC) Bulletin Board, Symbol NBAN.OB.

This press release contains forward-looking statements with respect to the financial condition, results of operation and business of North Bay Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of The Vintage Bank and Solano Bank. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:
(1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged; and (5) other risks detailed in the North Bay Bancorp reports filed with the Securities and Exchange Commission.

Questions  regarding  this press release should be directed to Terry L. Robinson
(707) 258-3969.

Stock Talk
----------
Company:          North Bay Bancorp
Symbol:           NBAN
Market:           NASDAQ OTCBB
52-Week High:     $20.9524
52 Week Low:      $19.00


Current
-------
Bid (sell):       $19.10
Ask (buy):        $19.60

Source: Yahoo Finance 8/28/01

Employee of the Quarter
-----------------------
Please join us in congratulating these North Bay Bancorp Employee of the Quarter award winners.

                                  Vintage Bank
                                 2nd Quarter `01
                                 Kristy Breiten
                          Loan Administrative Assistant


                                   Solano Bank
                                 2nd Quarter `01
                                  Marsha Gaston
                            Administrative Assistant


To be an EOQ, an employee must exhibit the following characteristics:

o  Be a Team Player
o  Have a Positive Attitude
o  Better the working environment and/or community
o  Be Organized
o  Support the Bank statement of values